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                                                                     Exhibit 5.1

February 4, 2005

Buckeye Partners, L.P.
5002 Buckeye Road
P.O. Box 368
Emmaus, PA 18049

Ladies and Gentlemen:

We have acted as counsel to Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with (i) the offering and sale by the Partnership of 1,100,000 units representing limited partner interests of the Partnership (the "Offered Units") pursuant to an Underwriting Agreement, dated as of February 2, 2005 (the "Underwriting Agreement"), among Goldman, Sachs & Co. (the "Underwriter"), the Partnership and Buckeye GP LLC, a Delaware limited liability company (the "General Partner"), and (ii) the filing of the Registration Statement on Form S-3 (Registration No. 333-116540) (the "Registration Statement") and the prospectus included therein (the "Base Prospectus") by the Partnership under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"), pursuant to which the Offered Units are registered. On February 4, 2005, the Partnership filed with the SEC the Base Prospectus and a prospectus supplement dated February 2, 2005 (the "Prospectus Supplement") pursuant to Rule 424(b) promulgated under the Act.

In connection with this opinion letter, we have examined the Underwriting Agreement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Limited Partnership and the Agreement of Limited Partnership of the Partnership, such records of the proceedings of the General Partner, and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of our opinion that the Underwriting Agreement has been duly authorized, executed and delivered by the Underwriter and constitutes a legal, valid and

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Buckeye Partners, L.P.
February 4, 2005
Page 2

binding obligation of the Underwriter, and that the Underwriter has the requisite organizational and legal power and authority to perform its obligations under the Underwriting Agreement.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that when such Offered Units have been issued and delivered in accordance with the Underwriting Agreement upon payment of the consideration therefor provided for therein, such Offered Units will be duly authorized and validly issued and, on the assumption that the owner of such Offered Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business, such Offered Units will be fully paid and non-assessable, except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act").

The opinions expressed herein are limited to the laws of the United States, the Delaware Act and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Current Report on Form 8-K to be filed on or about the date hereof, which will be incorporated by reference in the Registration Statement and to the reference to us under the caption "Legal Matters" in the Base Prospectus and the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/  Morgan, Lewis & Bockius LLP